Exhibit 24.1

LIMITED POWER OF ATTORNEY

Barbara Wirostko hereby appoints Burns & Levinson LLP of Boston, Massachusetts, acting through its designated attorneys and paralegals, as well as EyeGate Pharmaceuticals, Inc., acting through its designated agents, to each be the true and lawful attorney-in-fact (her “Attorney”) in her name and on her behalf to:

(1) prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of EyeGate Pharmaceuticals, Inc., a Delaware corporation (the "Company"), with the United States Securities and Exchange Commission, any national securities exchanges and the Company, all as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");

(2) seek or obtain, as the undersigned's representative and on the undersigned's behalf, if necessary or advisable in connection with performing the acts described in (1) above or under Section 16(a) of the Exchange Act, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

(3) perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing, including, without limitation, the preparation, execution and filing of SEC Form ID’s with the United States Securities and Exchange Commission.

The undersigned acknowledges that:

(1) this Limited Power of Attorney authorizes, but does not require, such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information and such attorney-in-fact may presume that any such information he receives is accurate and complete and he has no obligation to independently verify such information and is not responsible for any liability based on the inaccuracy or incompleteness of such information as it is provided by the undersigned;

(2) any documents prepared and/or executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(3) neither the Company nor such attorney-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

(4) this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

The undersigned hereby gives and grants the foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorney-in-fact of, for an on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney. This Limited Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

This Limited Power of Attorney may be filed with the United States Securities and Exchange Commission, any other federal, state or foreign securities regulators, and other entities as a confirming statement of the authority granted herein.

IN WITNESS whereof this Limited Power of Attorney has been duly executed this 8th day of March, 2016.

/s/ Barbara Wirostko
Barbara Wirostko

State of Utah

County of: Summit, ss

On this 8th day of March, 2016, before me, the undersigned notary public, personally appeared Barbara Wirostko, proved to me through satisfactory evidence of identification, which was personally known (if personally known, so state), to be the person whose name is signed on the preceding document and that she signed it voluntarily and for its stated purpose.

/s/ Marilyn Broadbent
Notary Public
Print Notary Name: Marilyn Broadbent
My Commission Expires: 2/28/2017

SEAL